EXHIBIT 99.1

NetSol Technologies Reports Fiscal 2015 First Quarter Results

Opens New Office in Germany;

Announces Two New Agreements in China with a Combined Value of $4.5 Million

Conference Call Scheduled Today at 8:30 a.m. EST (5:30 a.m. PST)

CALABASAS, Calif., Nov. 6, 2014 (GLOBE NEWSWIRE) -- NetSol Technologies, Inc. (Nasdaq:NTWK), a global provider of IT and enterprise software solutions, today reported financial results for its fiscal 2015 first quarter ended September 30, 2014.

Fiscal 2015 First Quarter Financial Results

The following comparison refers to results for the fiscal 2015 first quarter versus the fiscal 2014 first quarter.

Total net revenues advanced to $10.2 million from $8.9 million, reflecting growth in maintenance and service revenue, and a stronger contribution from the Company's joint venture, NetSol-Innovation.

  License revenue was $1.6 million, versus $2.3 million in the same period last year. License revenue for the first quarter of 2015 does not yet include the recently signed $16 million NFS Ascent contract;
  Maintenance revenue increased to $2.8 million, from $2.4 million last year as a result of completion of implementations;
  Services revenue improved to $4.4 million, from $3.3 million in the same period last year; and,
  Services revenue – related party, reflecting revenue from NetSol's joint venture with the Innovation Group – was $1.4 million, up from $960,000 last year.

"NetSol is now in the early stages in a return to growth, with multiple new NFS Ascent contracts in place, including the largest single agreement we have signed to date," said Najeeb Ghauri, CEO. "The transformative investments we have made over the past few years are beginning to show results, allowing us to implement complex solutions at a faster rate than in the past, and across multiple countries, languages, currencies, and accounting standards.

"We also recently expanded our presence to Germany, opening a new office and hiring several senior employees, enhancing our competitive position in the European automotive market," added Ghauri.

Please click here or visit http://bit.ly/NetSolTechVideo to view a video about NetSol and its new NFS Ascent solution.

Gross profit for the fiscal 2015 first quarter equaled $3.2 million, compared with $3.7 million last year, reflecting NetSol's investment in additional personnel, as well as an increase of $875,000 in depreciation and amortization now that NFS Ascent™ has launched.

Total operating expenses amounted to $5.5 million, versus $4.9 million last year. The increase relates to higher selling and marketing expenses, and increased general and administrative costs.

Operating loss was $2.2 million, compared with an operating loss of $1.3 million last year.

Net loss was $1.8 million for the fiscal 2015 first quarter, equal to $0.20 per share, compared with a net loss of $1.1 million, or $0.12 per share, in the comparable period last fiscal year.

Excluding income taxes, interest income/expense, and depreciation and amortization (a non-cash expense of $2.4 million), adjusted EBITDA (a non-GAAP measure) was $600,000, or $0.07 per adjusted diluted share for the fiscal 2015 first quarter. This compares to adjusted EBITDA of $303,000, or $0.03 per adjusted diluted share, last year, which removed $1.4 million in depreciation and amortization. The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables at the end of this press release.

At September 30, 2014, cash and cash equivalents amounted to $10.4 million, compared with $11.5 million at June 30, 2014.

Recent Highlights:

  Signed an agreement valued at more than $16 million to implement NFS Ascent™, the Company's next-generation software platform, with a major multi-finance group in Asia, to fully automate all finance front and back office operations, while managing a portfolio of nearly two million contracts, serving more than 5,000 concurrent users;
  Received two new orders in China for NetSol Financial Suite (NFS™), representing more than $4.5 million in combined license, maintenance and service billings;
  Expanded relationship with an equipment leasing company in Australia to further implement NFS; and,
  Established a new office in Germany.
Fiscal 2015 First Quarter Conference Call

When:	Thursday, November 6
Time:	8:30 a.m. Eastern Time
Phone:	1-888-428-9490 (domestic)
1-719-325-2435 (international)

A live webcast will be available online on NetSol's website at http://www.netsoltech.com/us/investors/event-presentation, where it will be archived for 90 days.

About NetSol Technologies

NetSol Technologies, Inc. (Nasdaq:NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and financing industry. The Company's suite of applications are backed by 40 years of domain expertise and supported by a committed team of more than 1000 professionals placed in eight strategically located support and delivery centers throughout the world.

To learn more about NetSol, visit www.netsoltech.com or watch the corporate video at https://www.youtube.com/user/netsolwebmaster.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company's products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "expects," "anticipates," variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

(Tables Follow)

NetSol Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
	As of September 30,	As of June 30,
	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$ 10,382,556	$ 11,462,695
Restricted cash	90,000	2,528,844
Accounts receivable, net	11,082,983	5,403,165
Accounts receivable, net - related party	2,603,418	2,232,610
Revenues in excess of billings	2,173,990	2,377,367
Other current assets	2,405,266	2,857,879
Total current assets	28,738,213	26,862,560
Property and equipment, net	27,852,410	29,721,128
Intangible assets, net	26,376,366	28,803,018
Goodwill	9,516,568	9,516,568
Total assets	$ 92,483,557	$ 94,903,274

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 4,653,499	$ 5,234,887
Current portion of loans and obligations under capitalized leases	3,212,477	5,791,258
Unearned revenues	8,081,082	3,239,852
Common stock to be issued	378,487	347,518
Total current liabilities	16,325,545	14,613,515
Long term loans and obligations under capitalized leases; less current maturities	1,390,770	1,532,080
Total liabilities	17,716,315	16,145,595
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	--	--
Common stock, $.01 par value; 14,500,000 shares authorized; 9,477,860 and
9,150,889 issued and outstanding as of September 30, 2014 and June 30, 2014	94,778	91,509
Additional paid-in-capital	116,655,643	115,394,097
Treasury stock	(415,425)	(415,425)
Accumulated deficit	(37,015,329)	(35,177,303)
Stock subscription receivable	(2,280,488)	(2,280,488)
Other comprehensive loss	(16,934,777)	(14,979,223)
Total NetSol stockholders' equity	60,104,402	62,633,167
Non-controlling interest	14,662,840	16,124,512
Total stockholders' equity	74,767,242	78,757,679
Total liabilities and stockholders' equity	$ 92,483,557	$ 94,903,274

NetSol Technologies, Inc. and Subsidiaries
Consolidated Statement of Operations

	For the Three Months
	Ended September 30,
	2014	2013
Net Revenues:
License fees	$ 1,584,553	$ 2,252,567
Maintenance fees	2,848,641	2,380,409
Services	4,397,957	3,320,223
Services - related party	1,396,000	967,543
Total net revenues	10,227,151	8,920,742

Cost of revenues:
Salaries and consultants	4,116,217	3,259,791
Travel	421,871	388,585
Depreciation and amortization	1,801,567	926,315
Other	674,863	688,544
Total cost of revenues	7,014,518	5,263,235

Gross profit	3,212,633	3,657,507

Operating expenses:
Selling and marketing	1,132,360	1,055,141
Depreciation and amortization	580,773	426,617
General and administrative	3,675,755	3,407,000
Research and development cost	66,265	58,688
Total operating expenses	5,455,153	4,947,446

Loss from operations	(2,242,520)	(1,289,939)

Other income and (expenses)
Loss on sale of assets	(11,052)	(13,795)
Interest expense	(73,093)	(69,217)
Interest income	57,919	32,854
Gain on foreign currency exchange transactions	79,220	1,111,423
Other income	379	9,798
Total other income (expenses)	53,373	1,071,063

Net loss before income taxes	(2,189,147)	(218,876)
Income tax provision	(40,076)	(11,131)
Net loss from continuing operations	(2,229,223)	(230,007)
Loss from discontinued operations	--	(201,249)
Net loss	(2,229,223)	(431,256)
Non-controlling interest	391,197	(665,859)
Net loss attributable to NetSol	$ (1,838,026)	$ (1,097,115)

Amount attributable to NetSol common shareholders:
Loss from continuing operations	$ (1,838,026)	$ (895,866)
Loss from discontinued operations	--	(201,249)
Net loss	$ (1,838,026)	$ (1,097,115)

Net loss per share:
Net loss per share from continuing operations:
Basic	$ (0.20)	$ (0.10)
Diluted	$ (0.20)	$ (0.10)

Net loss per share from discontinued operations:
Basic	$ --	$ (0.02)
Diluted	$ --	$ (0.02)

Net loss per common share
Basic	$ (0.20)	$ (0.12)
Diluted	$ (0.20)	$ (0.12)

Weighted average number of shares outstanding
Basic	9,213,324	8,956,007
Diluted	9,213,324	8,956,007

NetSol Technologies, Inc. and Subsidiaries
Consolidated Statement of Cash Flows

	For the Three Months
	Ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$ (2,229,223)	$ (431,256)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,382,340	1,473,286
Provision for bad debts	--	251,673
Share of net loss (income) from investment under equity method	--	(9,192)
Loss on sale of assets	11,052	13,795
Stock issued for services	290,162	318,857
Fair market value of warrants and stock options granted	155,622	125,568
Changes in operating assets and liabilities:
Accounts receivable	(5,723,728)	(3,582,074)
Accounts receivable - related party	(495,357)	(377,848)
Revenues in excess of billing	133,763	3,565,290
Other current assets	479,340	(438,780)
Accounts payable, accrued expenses and unearned revenue	4,515,004	2,014,051
Net cash provided by (used in) operating activities	(481,025)	2,923,370

Cash flows from investing activities:
Purchases of property and equipment	(1,031,128)	(2,691,066)
Sales of property and equipment	90,841	80,287
Increase in intangible assets	--	(1,362,026)
Net cash used in investing activities	(940,287)	(3,972,805)

Cash flows from financing activities:
Proceeds from sale of common stock	850,000	--
Proceeds from the exercise of stock options and warrants	--	560,500
Proceeds from exercise of subsidiary options	--	176,280
Restricted cash	2,438,844	(426,585)
Proceeds from bank loans	109,211	519,040
Payments on capital lease obligations and loans - net	(2,591,334)	(198,853)
Net cash provided by financing activities	806,721	630,382
Effect of exchange rate changes	(465,548)	(699,315)
Net decrease in cash and cash equivalents	(1,080,139)	(1,118,368)
Cash and cash equivalents, beginning of the period	11,462,695	7,874,318
Cash and cash equivalents, end of period	$ 10,382,556	$ 6,755,950

NetSol Technologies, Inc. and Subsidiaries
Reconciliation to GAAP

	Three Months	Three Months
	Ended	Ended
	September 30, 2014	September 30, 2013

Net Income (loss) before preferred dividend, per GAAP	$ (1,838,026)	$ (1,097,115)
Income Taxes	40,076	11,131
Depreciation and amortization	2,382,340	1,352,932
Interest expense	73,093	69,217
Interest (income)	(57,919)	(32,854)
EBITDA	$ 599,564	$ 303,311

Weighted Average number of shares outstanding
Basic	9,177,664	8,956,007
Diluted	9,177,664	9,064,123

Basic EBITDA	$ 0.07	$ 0.03
Diluted EBITDA	$ 0.07	$ 0.03

Although the net EBITDA income is a non-GAAP measure of performance, we are providing it because we believe it to be an important supplemental measure of our performance that is commonly used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. It should not be considered as an alternative to net income, operating income or any other financial measures calculated and presented, nor as an alternative to cash flow from operating activities as a measure of our liquidity. It may not be indicative of the Company's historical operating results nor is it intended to be predictive of potential future results.

CONTACT: Investor Contacts:

         PondelWilkinson
         Roger Pondel | Matt Sheldon
         investors@netsoltech.com
         (310) 279-5980

         Media Contacts:

         PondelWilkinson
         George Medici | gmedici@pondel.com
         (310) 279-5968